                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in ResortQuest International, Inc.'s Form 10-K for the year ended December 31, 1998, for Brindley & Brindley Realty and Development, Inc. and B&B On The Beach, Inc., dated July 24, 1998; Coastal Resorts Mangement, Inc. and Coastal Resorts Realty L.L.C., dated July 15, 1998; Collection of Fine Properties, Inc., dated July 15, 1998; First Resort Software, Inc., dated July 17, 1998; Houston and O'Leary Company dated July 17, 1998; The Maury People, Inc., dated July 24, 1998; Howey Acquisition, Inc., dated July 17, 1998; Resort Property Management, Inc., dated July 15, 1998; Telluride Resort Accommodations, Inc., dated July 15, 1998; and Trupp-Hodnett Enterprises, Inc. and THE Management Company, dated July 17, 1998, and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP


Houston, Texas,
May 20, 1999.